UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2022

Diebold Nixdorf, Incorporated
(Exact name of registrant as specified in its charter)
__________________________________________________________

Ohio		1-4879	34-0183970
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

50 Executive Pkwy, PO Box 2520
Hudson,	Ohio		44236
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 per value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2022, Diebold Nixdorf, Incorporated (the “Company”) announced that, effective March 11, 2022, Gerrard B. Schmid will step down as the Company’s President and Chief Executive Officer and Octavio Marquez, the Company’s current Executive Vice President of Global Banking, has been appointed to succeed Mr. Schmid as President and Chief Executive Officer as of that date. Mr. Schmid will remain on the Company’s Board of Directors (the “Board”) until his current term expires at the 2022 Annual Meeting of Shareholders and will serve as an advisor to the Company through June 11, 2022 to ensure a seamless transition. Mr. Schmid will not stand for re-election at the 2022 Annual Meeting of Shareholders.

In connection with Mr. Marquez’s appointment as President and Chief Executive Officer, effective as of March 11, 2022, the Board will increase the number of directors of the Company from 12 to 13 and will appoint Mr. Marquez, age 54, to the Board to fill the vacancy created by the increase. Mr. Marquez’s term will be effective on March 11, 2022, and will expire at the Company’s 2022 Annual Meeting of Shareholders during which he will stand for re-election. As an executive and non-independent director, he is not expected to serve on any of the Board’s committees. Mr. Marquez joined the Company in January 2014 and has held multiple leadership roles. Before joining the Company, Mr. Marquez served as managing director for the Mexico operations for EMC, a global leader in IT management and cloud computing, and held several leadership roles at Hewlett Packard, including president of HP Mexico.

In addition, the Company and Mr. Marquez agreed to an offer letter (the “Offer Letter”), dated February 9, 2022 and effective March 11, 2022, pursuant to which Mr. Marquez will receive an annual base salary of $850,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. For 2022, the Board set his initial annual cash incentive award target at $1,020,000, which represents 120% of his base salary. Any payout under this incentive award shall be determined by the Board based on the achievement of certain performance goals. In addition, long-term incentive awards in the form of performance shares and restricted stock units will be granted to Mr. Marquez on his start date based on a grant value of $5,000,000, pending approval by the Board. The long-term incentive grant will be subject to the terms set forth in the Company’s shareholder approved equity plan and related award agreements. Future long-term grants may be awarded in accordance with the Company’s existing programs and practices.

Mr. Marquez’s severance benefits will be governed by the Company’s current Senior Leadership Severance Plan (the “SLSP”), which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason (as defined in the SLSP), in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Mr. Marquez’s existing Change in Control Agreement with the Company will remain in place pursuant to its terms.

There are no arrangements or undertakings between Mr. Marquez and any other persons pursuant to which he was selected to serve as the Company’s President and Chief Executive Officer and as member of the Board, nor are there any family relationships between Mr. Marquez and any of the Company’s directors or executive officers. There are no related-party transactions between the Company and Mr. Marquez that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Schmid’s departure, Mr. Schmid and the Company entered into a Separation and Transition Agreement (the “Separation and Transition Agreement”), dated February 9, 2022, pursuant to which Mr. Schmid will assist in the transition of his responsibilities and provide advisory services through June 11, 2022, and will be entitled to: (a) a separation and transition payment in the amount of $4,000,000 (to be paid in three equal parts on or before March 31, 2022, June 30, 2022, and September 30, 2022); (b) the continued ability to participate, at his own expense, in the Company’s health and hospitalization insurance program under COBRA for a period of 18 months; and (c) during the advisory period but ending when Mr. Schmid’s current term as a director expires at the 2022 Annual Meeting of Shareholders, any time-vesting and performance-vesting equity awards outstanding as of March 11, 2022, will remain eligible to vest in accordance with their terms without regard to continued employment. While Mr. Schmid is still serving as President and Chief Executive Officer until March 11, 2022, he will: (a) receive his current base salary and a bonus payment calculated under the 2021 Annual Incentive Plan based on actual performance, and (b) be eligible to receive a prorated bonus payment, from January 1, 2022 through March 11, 2022, calculated under the 2022 Annual Incentive Plan based on actual performance and payable in 2023 at the time the Company’s executives receive their bonus payments. Mr. Schmid will be subject to a general release of claims and confidentiality, non-competition, and other obligations.

The foregoing descriptions of the Offer Letter and Separation and Transition Agreement are qualified in their entirety by reference to the full text of the Offer Letter and Separation and Transition Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 10, 2022, the Company issued a press release related to the events described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated February 9, 2022, by and between Diebold Nixdorf, Incorporated and Octavio Marquez
10.2	Separation and Transition Agreement, dated February 9, 2022, by and between Diebold Nixdorf, Incorporated and Gerrard B. Schmid
99.1	Press Release of Diebold Nixdorf, Incorporated, dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
February 10, 2022	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Executive Vice President, Chief Legal Officer and Secretary